Exhibit 20.4
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of April 1997
Distribution Date of May 20, 1997

Original Pool Amount                     $424,879,281.80

Beginning Pool Balance                   $168,183,810.09
Beginning Pool Factor                          0.3958390

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $8,408,342.41
  Interest Collected                       $1,502,152.94

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $255,739.37
Total Additional Deposits                    $255,739.37

Repos/Chargeoffs                             $520,387.27
Aggregate Number of Notes Charged Off                 70

Total Available Funds                     $10,065,575.68

Ending Pool Balance                       159,355,739.45
Ending Pool Factor                             0.3750612

Servicing Fee                                $140,153.18

Repayment of Servicer Advances               $100,659.04

Reserve Account:
  Beginning Balance (See Memo Item)       $10,134,222.80
  Target Percentage                                 6.00%
  Target Balance                           $9,561,344.37
  Minimum Balance                          $8,922,464.92
  (Release)/Deposit                         ($572,878.43)
  Ending Balance                           $9,561,344.37

Current Weighted Average APR:                     10.590%
Current Weighted Average Remaining Term (months):  28.52

                                            Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,494,056.50      994
    31-60 days                             330,145.39      247
    60+ days                               124,880.53       65

    Total                                1,949,082.42    1,011

  Balances: 60+ days                     1,395,601.07       65

Memo Item - Reserve Account
  Prior Month                          $10,091,028.61
  + Invest. Income                          43,194.19
  + Transfer from Collections Account            0.00
  Beginning Balance                    $10,134,222.80

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of April 1997

                                                                 NOTES
                                        TOTAL          CLASS A-1       CLASS A-2       CERTIFICATES
Original Pool Amount
 Distributions:                   $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages (1)                                0.00%           96.50%            3.50%
 Coupon                                                     5.900%           6.550%           6.850%

Beginning Pool Balance            $168,183,810.09
Ending Pool Balance               $159,355,739.45
Collected Principal                 $8,307,683.37
Collected Interest                  $1,502,152.94
Charge-Offs                           $520,387.27
Liquidation Proceeds/Recoveries       $255,739.37
Servicing                             $140,153.18
Cash Transfer to Reserve Account            $0.00
  Total Collections Available
    for Debt Service                $9,925,422.50

Beginning Balance                 $168,183,810.09            $0.00  $157,577,401.73   $10,606,408.36

Interest Due                          $920,654.89            $0.00      $860,109.98       $60,544.91
Interest Paid                         $920,654.89            $0.00      $860,109.98       $60,544.91
Principal Due                       $8,828,070.64            $0.00    $8,519,088.17      $308,982.47
Principal Paid                      $8,828,070.64            $0.00    $8,519,088.17      $308,982.47

Ending Balance                    $159,355,739.45            $0.00  $149,058,313.56   $10,297,425.89
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.4516918593     0.6920647131

Total Distributions                 $9,748,725.53            $0.00    $9,379,198.15      $369,527.38

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $176,696.97

Beginning Reserve Account Balance  $10,134,222.80  see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       ($572,878.43)
Ending Reserve Account Balance      $9,561,344.37


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of April 1997

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                       5                4                3                2               1
                                    Dec 1996         Jan 1997         Feb 1997         Mar 1997        Apr 1997
Beg. Pool Balance               $208,524,140.81  $196,665,027.07  $187,443,581.19  $178,833,989.12  $168,183,810.09

A) Loss Trigger:
Principal of Contracts
  Charged off                       $252,975.39      $237,245.36      $270,748.46      $528,410.27      $520,387.27
Recoveries                          $444,327.02      $180,374.06      $612,940.20      $191,574.52      $255,739.37

Total Charged Off (Months 5,4,3)  $  760,969.21
Total Recoveries (Months 3,2,1)    1,060,254.09
Net Loss/(Recoveries) for 3 Mos.  $ (299,284.88)(a)

Total Balance (Months 5,4,3)    $592,632,749.07(b)

Loss Ratio Annualized [(a/b)(12)]      -0.6060%

Trigger: Is Ratio> 1.5%                     No


B) Delinquency Trigger:
   Balance delinquency 60+ days                                     $2,978,832.77    $2,198,165.62    $1,395,601.07
   As % of Beginning Pool Balance                                        1.58919%         1.22917%         0.82981%
   Three Month Average                                                   1.44054%         1.37024%         1.21605%

Trigger: Is Average> 2.0%                   No


C) Noteholders Percent Trigger:         2.2504%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                 No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer